UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2025

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2025 (the “Closing Date”), Taylor Morrison Communities, Inc. (the “Borrower”), a wholly owned subsidiary of Taylor Morrison Home Corporation (“Taylor Morrison” or the “Company”), entered into the Amendment and Restatement Agreement (the “Amendment”) to the Amended and Restated Credit Agreement dated as of March 11, 2022 (as amended, restated, supplemented or otherwise modified prior to the Amendment, the “Existing Credit Agreement” and as further amended and restated by the Amendment, the “Credit Agreement”), among the Borrower, Taylor Morrison Home III Corporation, a Delaware corporation (“Holdings”), Taylor Morrison Holdings, Inc., a Delaware corporation (“U.S. Holdings”), Taylor Morrison Finance, Inc., a Delaware corporation (together with the Borrower, Holdings, U.S. Holdings and restricted subsidiaries of the Borrower and U.S. Finco, collectively, the “Credit Group”), each lender from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent under the Existing Credit Agreement (the “Existing Administrative Agent”) and Wells Fargo Bank, National Association as the successor administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement provides for a revolving loan facility with commitments in an aggregate principal amount of $1,000,000,000 with an uncommitted accordion feature of up to an additional $400,000,000. The Credit Agreement amends and restates the Existing Credit Agreement.

Interest and Fees

Amounts outstanding under the Credit Agreement bear interest, at the Borrower’s option, at (a) a base rate (subject to a floor of 0.00%) plus a margin (i) if and only if the Company and/or the Borrower have an investment grade rating from at least two of the three rating agencies, equal to 0.100% per annum or (ii) if clause (a)(i) does not apply, ranging from 0.250% to 0.625% per annum based on the Borrower’s capitalization ratio; or (b) SOFR (subject to a SOFR floor of 0.00%) plus a margin (i) if and only if the Company and/or the Borrower have an investment grade rating from at least two of the three rating agencies, equal to 1.100% per annum or (ii) if clause (b)(i) does not apply, ranging from 1.250% to 1.625% per annum based on the Borrower’s capitalization ratio.

In addition, the Borrower must pay (a) commitment fees on the unused commitments under the Credit Agreement (i) if and only if the Company and/or the Borrower have an investment grade rating from at least two of the three rating agencies, of 0.125% or (ii) if clause (a)(i) does not apply, ranging from 0.150% to 0.300% per annum based on the Borrower’s capitalization ratio and (b) customary agency fees under the Credit Agreement.

Amortization, Prepayments and Maturity

The Credit Agreement does not require any amortization.

In addition, in the event that the capitalization ratio exceeds 0.55 to 1.00, the Borrower is required to prepay the outstanding loans under the Credit Agreement such that the outstanding loans do not exceed the borrowing base availability.

The Borrower may voluntarily repay outstanding loans under the Credit Agreement at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to SOFR loans. The Credit Agreement matures five years from the Closing Date.

Collateral and guarantors

All obligations under the Credit Agreement are unconditionally guaranteed by Holdings, U.S. Holdings, U.S. FinCo, any subsidiary of Holdings that acquires capital stock of U.S. FinCo or the Borrower, any direct or indirect parent of Holdings that guarantees obligations in respect of the Borrower’s existing senior unsecured notes or indebtedness in excess of $35,000,000 in the aggregate and certain of the Borrower’s and U.S. FinCo’s existing and future direct and indirect wholly owned domestic restricted subsidiaries, subject to certain exceptions.

The obligations under the Credit Agreement are unsecured.

Restrictive covenants and other matters

Holdings, U.S. Holdings, U.S. FinCo and the Borrower must comply on a quarterly basis, if (i) any loans are outstanding as of the last day of such quarter or on more than five separate days during such quarter or (ii) the aggregate amount of undrawn letters of credit (except to the extent cash collateralized) exceeds $40,000,000 or there are any unpaid drawings in respect of letters of credit on the last day of such quarter or for more than five consecutive days during such quarter, with:

•	A maximum capitalization ratio of 0.60 to 1.00; and

•	A minimum consolidated tangible net worth of $4,131,006,729 plus certain additional amounts as set forth in the Credit Agreement.

The Credit Agreement contains certain other customary affirmative covenants and negative covenants. The covenants in the Credit Agreement include, among other things, limitations on the Credit Group’s ability to do the following, in each case, subject to certain exceptions set forth in the Credit Agreement:

•	create liens;

•	make certain loans or investments (including acquisitions);

•	pay dividends on or make distributions in respect of capital stock or make other restricted payments;

•	consolidate, merge, divide, sell or otherwise dispose of all or substantially all assets;

•	sell or otherwise dispose of assets, including equity interests in subsidiaries;

•	enter into certain transactions with affiliates; and

•	change the fiscal year.

The Credit Agreement contains certain customary events of default. If an event of default occurs and is continuing, the lenders under the Credit Agreement will be entitled to take various actions, including terminating the commitments under the Credit Agreement and the acceleration of amounts due under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment and Restatement Agreement dated as of December 22, 2025 to the Amended and Restated Credit Agreement dated as of March 11, 2022, among Taylor Morrison Communities, Inc., Taylor Morrison Home III Corporation, Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., lenders party thereto, Citibank, N.A., as administrative agent under the existing credit agreement and Wells Fargo Bank, National Association, as successor administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Todd Merrill
Name:	Todd Merrill
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: December 23, 2025